Exhibit 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-4 of Bank of America Corporation of our report dated January 16, 2003 relating to the financial statements of FleetBoston Financial Corporation, which appears in FleetBoston Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 6, 2004